Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation Reports 2017 Third Quarter Operating Results
MIDLAND, MI, October 24, 2017 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2017 third quarter net income of $40.5 million, or $0.56 per diluted share, compared to 2017 second quarter net income of $52.0 million, or $0.73 per diluted share and 2016 third quarter net income of $11.5 million, or $0.23 per diluted share. Excluding merger and restructuring expenses and the change in fair value in loan servicing rights ("significant items"), net income in the third quarter of 2017 was $56.9 million, or $0.79 per diluted share, compared to $53.5 million, or $0.75 per diluted share, in the second quarter of 2017 and $37.4 million, or $0.75 per diluted share, in the third quarter of 2016.(1)
During the third quarter of 2017, significant items included restructuring expenses of $18.8 million, merger expenses of $2.4 million and a $4.0 million detriment to earnings due to the change in fair value in loan servicing rights, compared to merger expenses of $0.5 million and a $1.8 million detriment to earnings due to the change in fair value in loan servicing rights in the second quarter of 2017. The restructuring expenses incurred during the third quarter of 2017 were a result of the Corporation's previously announced restructuring efforts, consisting primarily of severance and retirement related expenses. The third quarter of 2016 included $37.5 million of merger expenses and a $1.2 million detriment to earnings due to the change in fair value in loan servicing rights.
"We are pleased with our core underlying trends this quarter, including increased net interest income, improved operating efficiency and a stable net interest margin," noted David T. Provost, Chief Executive Officer of Chemical Financial Corporation and Thomas C. Shafer, Vice Chairman of the Corporation and Chief Executive Officer of Chemical Bank. "With the enhancements we have made in the third quarter of 2017 in association with our restructuring efforts, we believe we are on target to achieve the long-term growth prospects established as part of our most recent merger performance targets."
The Corporation's return on average assets was 0.86% during the third quarter of 2017, compared to 1.14% during the second quarter of 2017 and 0.37% in the third quarter of 2016. The Corporation's return on average shareholders' equity was 6.1% in the third quarter of 2017, compared to 8.0% during the second quarter of 2017 and 2.9% in the third quarter of 2016. Excluding significant items, the Corporation's return on average assets was 1.21% during the third quarter of 2017, compared to 1.17% during the second quarter of 2017 and 1.22% in the third quarter of 2016 and, excluding significant items, the Corporation's return on average shareholders' equity was 8.6% in the third quarter of 2017, compared to 8.2% during the second quarter of 2017 and 9.6% in the third quarter of 2016. The Corporation's return on average tangible shareholders' equity was 10.9% in the third quarter of 2017, compared to 14.3% during the second quarter of 2017 and 4.7% in the third quarter of 2016. Excluding significant items, the Corporation's return on average tangible equity was 15.3% in the third quarter of 2017, compared to 14.7% during the second quarter of 2017 and 15.4% in the third quarter of 2016.(2)
Net interest income was $143.6 million in the third quarter of 2017, $5.7 million, or 4.1%, higher than the second quarter of 2017 and $46.8 million, or 48.4%, higher than the third quarter of 2016. The higher net interest income in the third quarter of 2017 compared to the second quarter of 2017 was driven by the positive impact of organic loan growth, an increase in the investment securities portfolio, improvement in yields on loans, and one additional day in the quarter. These benefits to net interest income were partially offset by the interest expense impact of increases in average deposits and short-term borrowings. The increase in net interest income in the third quarter of 2017 over the third quarter of 2016 was primarily attributable to organic loan growth and loans acquired in the merger with Talmer Bancorp, Inc. ("Talmer"). The Corporation experienced net organic loan growth of $166.0 million during the third quarter of 2017 and $1.12 billion during the twelve months ended September 30, 2017. The merger with Talmer added $4.88 billion of loans on August 31, 2016.
The net interest margin was 3.40% in the third quarter of 2017, compared to 3.41% in the second quarter of 2017 and 3.49% in the third quarter of 2016. The net interest margin (on a tax-equivalent basis) was 3.48% in both the third quarter of 2017 and second quarter of 2017, compared to 3.58% in the third quarter of 2016.(3) The net interest margin (on a tax-equivalent basis) in the third quarter of 2017, compared to the second quarter of 2017, was compressed due to an increase in the investment securities portfolio funded by an increase in average borrowings and time deposits. This compression was offset by an increase of 9 basis points in yield on total loans in the third quarter of 2017 to 4.31%, compared to the second quarter of 2017, primarily due to higher yields on originated loans and the benefit from interest rate adjustments on variable rate loans during the third quarter of 2017.
The provision for loan losses was $5.5 million in the third quarter of 2017, compared to $6.2 million in the second quarter of 2017 and $4.1 million in the third quarter of 2016. The decrease in the provision for loan losses in the third quarter of 2017, compared to the second quarter of 2017, was primarily the result of a lower amount of net organic loan growth in addition to improvements in collateral position of loans that are individually evaluated for impairment, partially offset by $0.6 million of impairment recorded during the third quarter of 2017 as a result of the quarterly re-estimation of cash flows of the acquired loan portfolio. The increase in provision for loan losses in the third quarter of 2017, compared to the third quarter of 2016, was primarily the result of an increase in originated loan growth. Originated loan growth was $496.5 million in the third quarter of 2017, compared to $699.9 million in the second quarter of 2017 and $377.0 million in the third quarter of 2016. The growth in the originated loan portfolio was partially offset by run-off in the acquired loan portfolio of $330.5 million in the third quarter of 2017, compared to $305.9 million in the second quarter of 2017 and $190.9 million in the third quarter of 2016. All acquired loans were recorded at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of September 30, 2017, the allowance recorded for this population of loans was $0.6 million, reflecting impairment recorded during the third quarter of 2017.
Net loan charge-offs were $3.5 million, or 0.10% of average loans, in the third quarter of 2017, compared to $1.2 million, or 0.04% of average loans, in the second quarter of 2017 and $1.8 million, or 0.08% of average loans, in the third quarter of 2016. The increase in charge-offs in the third quarter of 2017 was primarily due to one commercial loan relationship.
The Corporation's nonperforming loans totaled $54.3 million at September 30, 2017, compared to $50.9 million at June 30, 2017 and $41.3 million at September 30, 2016. Nonperforming loans comprised 0.39% of total loans at September 30, 2017, compared to 0.37% at June 30, 2017 and 0.32% at September 30, 2016. The increase in the percentage of nonperforming loans to total loans at September 30, 2017, compared to June 30, 2017, was primarily due to an increase in commercial real estate nonaccrual loans.
At September 30, 2017, the allowance for loan losses was $85.8 million, including $85.2 million for the originated loan portfolio and $0.6 million for the acquired loan portfolio. The allowance for loan losses for the originated loan portfolio was $85.2 million, or 0.93% of originated loans at September 30, 2017, compared to $83.8 million, or 0.97% of originated loans, at June 30, 2017 and $73.8 million, or 1.09% of originated loans, at September 30, 2016. The reduction in the allowance for loan losses as a percentage of originated loans primarily reflects improvement in collateral position of loans individually evaluated for impairment. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 156.9% at September 30, 2017, compared to 164.7% at June 30, 2017 and 178.6% at September 30, 2016. The allowance for loan losses for the acquired loan portfolio of $0.6 million was established during the third quarter of 2017 due to impairment identified in the quarterly re-estimation of cash flows.
Noninterest income was $32.1 million in the third quarter of 2017, compared to $41.6 million in the second quarter of 2017 and $27.8 million in the third quarter of 2016. Noninterest income in the third quarter of 2017 decreased compared to the second quarter of 2017, primarily due to decreases in net gain on sale of loans and other mortgage banking revenue of $4.6 million and other charges and fees for customer services of $3.1 million. The decrease in net gain on sale of loans and other mortgage banking revenue, included a $4.0 million detriment to earnings due to a change in fair value in loan servicing rights in the third quarter of 2017, compared to a $1.8 million detriment in the second quarter of 2017. The decrease in other charges and fees for customers services in the third quarter of 2017, compared to the second quarter of 2017, was primarily due to a reduction in interchange fees resulting from limitations set by the Durbin amendment, which became effective for the Corporation July 1, 2017.
Operating expenses were $119.5 million in the third quarter of 2017, compared to $98.2 million in the second quarter of 2017 and $106.1 million in the third quarter of 2016. Operating expenses included merger and restructuring expenses of $21.2 million in the third quarter of 2017, $0.5 million in the second quarter of 2017 and $37.5 million in the third quarter of 2016. The increase in merger and restructuring expenses in the third quarter of 2017, compared to the second quarter of 2017, was primarily due to the Corporation's previously announced restructuring efforts. Third quarter of 2017 other operating expenses included $3.1 million of impairment related to a federal housing tax credit placed into service in the third quarter of 2017. Excluding merger and restructuring expenses and the impairment of federal housing tax credit, core operating expenses were $95.2 million in the third quarter of 2017, a decrease of $2.5 million compared to the second quarter of 2017.(4) We expect a decline in operating expenses from the previously announced restructuring efforts to be evident in the fourth quarter of 2017.
The Corporation's effective tax rate was 20.2% in the third quarter of 2017, compared to 30.7% in the second quarter of 2017 and 19.9% in the third quarter of 2016. The tax rate for the third quarter of 2017 benefited from a federal housing tax credit placed into service during the quarter. The income tax benefit from the tax credit placed into service was partially offset by the impairment recorded on the same tax credit included within other operating expenses. The tax rate for the third quarter of 2016 benefited from stock option exercises that occurred in the third quarter of 2016.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 68.0% in the third quarter of 2017, compared to 54.7% in the second quarter of 2017 and 85.2% in the third quarter of 2016. The Corporation's adjusted efficiency ratio, which excludes significant items, amortization of intangibles, impairment of income tax credits, the net interest income FTE adjustment and gains from sale of investment securities and closed branch locations, was 51.2% in the third quarter of 2017, compared to 52.2% in the second quarter of 2017 and 52.7% in the third quarter of 2016.(5)
Total assets were $19.35 billion at September 30, 2017, compared to $18.78 billion at June 30, 2017 and $17.38 billion at September 30, 2016. The increase in total assets during the three months ended September 30, 2017 was primarily attributable to an increase in investment securities and loan growth that was funded primarily by an increase in deposits. During the quarter, the investment securities portfolio grew by $273.8 million to $2.69 billion at September 30, 2017. The increase in total assets during the twelve months ended September 30, 2017 was primarily attributable to organic loan growth and an increase in investment securities.
Total loans were $13.83 billion at September 30, 2017, an increase of $166.0 million, or 1.2%, from total loans of $13.67 billion at June 30, 2017 and an increase of $1.12 billion, or 8.8%, from total loans of $12.72 billion at September 30, 2016. The Corporation experienced organic loan growth of $166.0 million during the third quarter of 2017 and $1.12 billion during the twelve months ended September 30, 2017.
Total deposits were $13.81 billion at September 30, 2017, compared to $13.20 billion at June 30, 2017 and $13.27 billion at September 30, 2016. The increase in deposits during the three months ended September 30, 2017 was primarily due to an increase in interest-bearing demand accounts and other time deposits. The Corporation experienced organic growth in customer deposits of $591.8 million during the third quarter of 2017.
Securities sold under agreements to repurchase with customers were $414.6 million at September 30, 2017, compared to $310.0 million at June 30, 2017 and $326.8 million at September 30, 2016. Short-term borrowings were $1.90 billion at September 30, 2017, compared to $2.05 billion at June 30, 2017 and $400.0 million at September 30, 2016 and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $397.8 million at September 30, 2017, compared to $435.9 million at June 30, 2017 and $676.6 million at September 30, 2016.
The Corporation's shareholders' equity to total assets ratio was 13.8% at September 30, 2017, compared to 14.1% at June 30, 2017 and 14.7% at September 30, 2016. The Corporation's tangible equity to tangible assets ratio and total risk-based capital ratio were 8.3% and 11.2% (estimated), respectively, at September 30, 2017 compared to 8.4% and 11.1%, respectively, at June 30, 2017 and 8.7% and 11.1%, respectively, at September 30, 2016. (6) The Corporation's book value was $37.57 per share at September 30, 2017, compared to $37.11 per share at June 30, 2017 and $36.37 per share at September 30, 2016. The Corporation's tangible book value was $21.36 per share at September 30, 2017, compared to $20.89 per share at June 30, 2017 and $19.99 per share at September 30, 2016.(7)
(1) Net income, excluding significant items, and diluted earnings per share, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures. For the fourth quarter of 2016, "significant items" also includes gain on sales of branch offices.
(2) Return on average assets, excluding significant items, return on average shareholders’ equity, excluding significant items, and return on average tangible shareholders' equity, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.
(3) Net interest margin, on a tax equivalent basis, is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates" for a reconciliation of net interest income used to compute net interest margin on a tax equivalent basis to the most directly comparable GAAP financial measure.
(4) Core operating expenses, excluding merger and restructuring expenses and impairment of federal housing tax credits is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.
(5) Adjusted efficiency ratio is a non-GAAP financial measure, which excludes significant items, amortization of intangibles, impairment of income tax credits, net interest income FTE adjustment, gains from sale of investment securities and closed branch locations. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
(6) Tangible equity to tangible assets ratio is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
(7) Tangible book value per share is a non-GAAP financial measure. Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measure.
Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its third quarter 2017 operating results on Wednesday, October 25, 2017, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-844-616-0064 and entering 658387 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 236 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At September 30, 2017, the Corporation had total assets of $19.35 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, impairment of income tax credits, amortization of intangibles, net interest income FTE adjustments, gains from sale of investment securities and closed branch locations) and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity.
These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, statements related to our belief that we are on target to achieve the long-term growth prospects established as part of our most recent merger performance targets and our expectations regarding operating expenses related to our restructuring efforts. . All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain.
Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate value, regulatory changes, excessive loan losses, the Corporation's inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry, the Corporation's inability to grow its deposits while reducing the number of physical branches that is operates, and negative reactions to the restructuring efforts by Chemical Bank's customers, employees and other counterparties.
In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016

Assets
Cash and cash equivalents:
Cash and cash due from banks	$223,498	$230,219	$237,758	$286,351
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	485,713	389,022	236,644	270,216
Total cash and cash equivalents	709,211	619,241	474,402	556,567
Investment securities:
Available-for-sale	2,029,672	1,767,478	1,234,964	1,303,381
Held-to-maturity	657,176	645,605	623,427	563,721
Total investment securities	2,686,848	2,413,083	1,858,391	1,867,102
Loans held-for-sale	87,198	65,371	81,830	276,061
Loans:
Total loans	13,833,368	13,667,372	12,990,779	12,715,789
Allowance for loan losses	(85,760)	(83,797)	(78,268)	(73,775)
Net loans	13,747,608	13,583,575	12,912,511	12,642,014
Premises and equipment	141,550	146,460	145,012	144,165
Loan servicing rights	62,195	64,522	58,315	51,393
Goodwill	1,134,568	1,133,534	1,133,534	1,137,166
Other intangible assets	35,797	37,322	40,211	35,700
Interest receivable and other assets	749,333	718,297	650,973	673,469
Total Assets	$19,354,308	$18,781,405	$17,355,179	$17,383,637
Liabilities
Deposits:
Noninterest-bearing	$3,688,848	$3,626,592	$3,341,520	$3,264,934
Interest-bearing	10,116,397	9,577,775	9,531,602	10,007,928
Total deposits	13,805,245	13,204,367	12,873,122	13,272,862
Interest payable and other liabilities	163,532	141,702	134,637	143,708
Securities sold under agreements to repurchase with customers	414,597	310,042	343,047	326,789
Short-term borrowings	1,900,000	2,050,000	825,000	400,000
Long-term borrowings	397,845	435,852	597,847	676,612
Total liabilities	16,681,219	16,141,963	14,773,653	14,819,971
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	71,152	71,131	70,599	70,497
Additional paid-in capital	2,201,334	2,197,501	2,210,762	2,206,182
Retained earnings	425,433	404,939	340,201	312,129
Accumulated other comprehensive loss	(24,830)	(34,129)	(40,036)	(25,142)
Total shareholders' equity	2,673,089	2,639,442	2,581,526	2,563,666
Total Liabilities and Shareholders' Equity	$19,354,308	$18,781,405	$17,355,179	$17,383,637

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest Income
Interest and fees on loans	$148,771	$141,314	$97,103	$422,570	$249,082
Interest on investment securities:
Taxable	9,326	7,125	2,575	21,207	6,302
Tax-exempt	4,577	4,426	3,072	13,238	8,377
Dividends on nonmarketable equity securities	1,039	1,246	358	2,906	1,391
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,231	1,022	454	3,052	811
Total interest income	164,944	155,133	103,562	462,973	265,963
Interest Expense
Interest on deposits	12,926	10,582	5,836	32,424	14,155
Interest on short-term borrowings	6,591	4,659	459	12,908	785
Interest on long-term borrowings	1,799	1,944	458	5,968	2,389
Total interest expense	21,316	17,185	6,753	51,300	17,329
Net Interest Income	143,628	137,948	96,809	411,673	248,634
Provision for loan losses	5,499	6,229	4,103	15,778	8,603
Net interest income after provision for loan losses	138,129	131,719	92,706	395,895	240,031
Noninterest Income
Service charges and fees on deposit accounts	9,147	8,777	7,665	25,928	19,722
Wealth management revenue	6,188	6,958	5,584	18,973	16,567
Other charges and fees for customer services	6,624	9,734	7,410	25,249	20,265
Net gain on sale of loans and other mortgage banking revenue	5,241	9,879	4,439	24,280	7,439
Gain on sale of investment securities	1	77	16	168	53
Other	4,921	6,143	2,656	17,102	4,040
Total noninterest income	32,122	41,568	27,770	111,700	68,086
Operating Expenses
Salaries, wages and employee benefits	52,621	52,601	40,565	165,470	107,582
Occupancy	6,871	8,745	5,462	23,008	15,881
Equipment and software	7,582	8,149	6,420	24,248	15,699
Outside processing and service fees	9,626	8,924	5,365	26,061	13,909
Merger expenses	2,379	465	37,470	7,011	43,118
Restructuring expenses	18,824	—	—	18,824	—
Other	21,636	19,353	10,862	57,350	27,927
Total operating expenses	119,539	98,237	106,144	321,972	224,116
Income before income taxes	50,712	75,050	14,332	185,623	84,001
Income tax expense	10,253	23,036	2,848	45,546	23,137
Net Income	$40,459	$52,014	$11,484	$140,077	$60,864
Earnings Per Common Share:
Weighted average common shares outstanding-basic	70,911	70,819	49,107	70,787	41,881
Weighted average common shares outstanding-diluted	71,505	71,443	49,631	71,454	42,321
Basic earnings per share	$0.57	$0.73	$0.23	$1.98	$1.45
Diluted earnings per share	0.56	0.73	0.23	1.95	1.42
Cash Dividends Declared Per Common Share	0.28	0.27	0.27	0.82	0.79
Key Ratios (annualized where applicable):
Return on average assets	0.86%	1.14%	0.37%	1.03%	0.79%
Return on average shareholders' equity	6.1%	8.0%	2.9%	7.2%	6.7%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.48%	3.48%	3.58%	3.48%	3.62%
Efficiency ratio - GAAP	68.0%	54.7%	85.2%	61.5%	70.8%
Efficiency ratio - adjusted (non-GAAP)	51.2%	52.2%	52.7%	53.5%	54.7%

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Summary of Operations
Interest income	$164,944	$155,133	$142,896	$144,416	$103,562	$82,937	$79,464
Interest expense	21,316	17,185	12,799	11,969	6,753	5,442	5,134
Net interest income	143,628	137,948	130,097	132,447	96,809	77,495	74,330
Provision for loan losses	5,499	6,229	4,050	6,272	4,103	3,000	1,500
Net interest income after provision for loan losses	138,129	131,719	126,047	126,175	92,706	74,495	72,830
Noninterest income	32,122	41,568	38,010	54,264	27,770	20,897	19,419
Operating expenses, excluding merger and restructuring expenses and impairment of income tax credits (non-GAAP)	95,241	97,772	100,029	94,443	68,674	56,031	56,293
Merger and restructuring expenses	21,203	465	4,167	18,016	37,470	3,054	2,594
Impairment of income tax credits	3,095	—	—	—	—	—	—
Income before income taxes	50,712	75,050	59,861	67,980	14,332	36,307	33,362
Income tax expense	10,253	23,036	12,257	18,969	2,848	10,532	9,757
Net income	$40,459	$52,014	$47,604	$49,011	$11,484	$25,775	$23,605
Significant items, net of tax	16,409	1,474	3,046	2,781	25,921	1,985	1,686
Net income, excluding significant items	$56,868	$53,488	$50,650	$51,792	$37,405	$27,760	$25,291

Per Common Share Data
Net income:
Basic	$0.57	$0.73	$0.67	$0.67	$0.23	$0.67	$0.61
Diluted	0.56	0.73	0.67	0.66	0.23	0.67	0.60
Diluted, excluding significant items (non-GAAP)	0.79	0.75	0.71	0.70	0.75	0.72	0.65
Cash dividends declared	0.28	0.27	0.27	0.27	0.27	0.26	0.26
Book value - period-end	37.57	37.11	36.56	36.57	36.37	27.45	26.99
Tangible book value - period-end	21.36	20.89	20.32	20.20	19.99	19.68	19.20
Market value - period-end	52.26	48.41	51.15	54.17	44.13	37.29	35.69

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.48%	3.48%	3.49%	3.56%	3.58%	3.70%	3.60%
Efficiency ratio - adjusted (non-GAAP)	51.2%	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%
Return on average assets	0.86%	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%
Return on average shareholders' equity	6.1%	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%
Average shareholders' equity as a percent of average assets	14.0%	14.3%	14.8%	14.9%	12.7%	11.1%	11.0%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.3%	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%
Total risk-based capital ratio (1)	11.2%	11.1%	11.4%	11.5%	11.1%	11.4%	11.5%
(1) Estimated at September 30, 2017.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$13,795,750	$149,595	4.31%	$13,513,927	$142,128	4.22%	$9,470,650	$97,880	4.12%
Taxable investment securities	1,629,344	9,326	2.29	1,364,358	7,125	2.09	687,259	2,575	1.50
Tax-exempt investment securities(1)	896,854	7,013	3.13	882,445	6,781	3.07	592,747	4,721	3.19
Other interest-earning assets	180,188	1,039	2.29	166,244	1,246	3.01	57,756	358	2.47
Interest-bearing deposits with the FRB and other banks and federal funds sold	313,104	1,231	1.56	302,022	1,022	1.36	249,731	454	0.72
Total interest-earning assets	16,815,240	168,204	3.98	16,228,996	158,302	3.91	11,058,143	105,988	3.82
Less: allowance for loan losses	(84,640)			(80,690)			(72,242)
Other assets:
Cash and cash due from banks	250,743			222,954			194,171
Premises and equipment	146,266			145,320			116,944
Interest receivable and other assets	1,730,539			1,748,119			953,714
Total assets	$18,858,148			$18,264,699			$12,250,730
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,725,807	$1,321	0.19%	$2,682,652	$1,289	0.19%	$2,327,762	$961	0.16%
Savings deposits	4,012,299	3,985	0.39	3,881,260	3,047	0.31	2,512,620	749	0.12
Time deposits	3,007,109	7,620	1.01	2,958,436	6,246	0.85	2,186,781	4,126	0.75
Short-term borrowings	2,279,998	6,591	1.15	2,027,505	4,659	0.92	593,903	459	0.31
Long-term borrowings	426,155	1,799	1.67	474,086	1,944	1.65	494,810	458	0.37
Total interest-bearing liabilities	12,451,368	21,316	0.68	12,023,939	17,185	0.57	8,115,876	6,753	0.33
Noninterest-bearing deposits	3,643,765	—	—	3,499,686	—	—	2,456,469	—	—
Total deposits and borrowed funds	16,095,133	21,316	0.53	15,523,625	17,185	0.44	10,572,345	6,753	0.25
Interest payable and other liabilities	119,782			134,557			118,717
Shareholders' equity	2,643,233			2,606,517			1,559,668
Total liabilities and shareholders' equity	$18,858,148			$18,264,699			$12,250,730
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.30%			3.34%			3.49%
Net Interest Income (FTE)		$146,888			$141,117			$99,235
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.48%			3.48%			3.58%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$146,888			$141,117			$99,235
Adjustments for taxable equivalent interest (1):
Loans		(824)			(814)			(777)
Tax-exempt investment securities		(2,436)			(2,355)			(1,649)
Total taxable equivalent interest adjustments		(3,260)			(3,169)			(2,426)
Net interest income (GAAP)		$143,628			$137,948			$96,809
Net interest margin (GAAP)		3.40%			3.41%			3.49%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$13,490,851	$425,016	4.21%	$8,098,796	$251,274	4.14%
Taxable investment securities	1,335,349	21,207	2.12	586,066	6,302	1.43
Tax-exempt investment securities (1)	880,398	20,290	3.07	524,690	12,882	3.27
Other interest-earning assets	150,203	2,906	2.59	46,994	1,391	3.95
Interest-bearing deposits with the FRB and other banks and federal funds sold	294,967	3,052	1.38	156,640	811	0.69
Total interest-earning assets	16,151,768	472,471	3.91	9,413,186	272,660	3.87
Less: allowance for loan losses	(81,337)			(72,525)
Other assets:
Cash and cash due from banks	234,379			166,927
Premises and equipment	145,877			109,159
Interest receivable and other assets	1,753,337			665,185
Total assets	$18,204,024			$10,281,932
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,768,209	$3,628	0.18%	$2,058,951	$2,011	0.13%
Savings deposits	3,912,672	8,753	0.30	2,212,732	1,614	0.10
Time deposits	2,973,070	20,043	0.90	1,799,691	10,530	0.78
Short-term borrowings	1,848,325	12,908	0.93	454,456	785	0.23
Long-term borrowings	479,344	5,968	1.66	347,925	2,389	0.92
Total interest-bearing liabilities	11,981,620	51,300	0.57	6,873,755	17,329	0.34
Noninterest-bearing deposits	3,484,125	—	—	2,115,511	—	—
Total deposits and borrowed funds	15,465,745	51,300	0.44	8,989,266	17,329	0.26
Interest payable and other liabilities	126,649			87,829
Shareholders' equity	2,611,630			1,204,837
Total liabilities and shareholders' equity	$18,204,024			$10,281,932
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.34%			3.53%
Net Interest Income (FTE)		$421,171			$255,331
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.48%			3.62%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$421,171			$255,331
Adjustments for taxable equivalent interest (1):
Loans		(2,446)			(2,192)
Tax-exempt investment securities		(7,052)			(4,505)
Total taxable equivalent interest adjustments		(9,498)			(6,697)
Net interest income (GAAP)		$411,673			$248,634
Net interest margin (GAAP)		3.40%			3.53%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Noninterest income
Service charges and fees on deposit accounts	$9,147	$8,777	$8,004	$8,414	$7,665	$6,337	$5,720
Wealth management revenue	6,188	6,958	5,827	6,034	5,584	5,782	5,201
Electronic banking fees	4,370	7,482	6,817	8,196	5,533	4,786	4,918
Net gain on sale of loans and other mortgage banking revenue	5,241	9,879	9,160	14,420	4,439	1,595	1,405
Other fees for customer services	2,254	2,252	2,074	1,785	1,877	1,677	1,474
Gain on sale of investment securities	1	77	90	76	16	18	19
Gain on sale of branch offices	—	—	—	7,391	—	—	—
Other	4,921	6,143	6,038	7,948	2,656	702	682
Total noninterest income	$32,122	$41,568	$38,010	$54,264	$27,770	$20,897	$19,419

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Operating expenses
Salaries and wages	$44,641	$44,959	$48,526	$47,936	$33,841	$26,887	$26,743
Employee benefits	7,980	7,642	11,722	9,695	6,724	6,240	7,147
Occupancy	6,871	8,745	7,392	7,644	5,462	5,514	4,905
Equipment and software	7,582	8,149	8,517	8,709	6,420	4,875	4,404
Outside processing and service fees	9,626	8,924	7,511	7,290	5,365	4,833	3,711
FDIC insurance premiums	2,768	2,460	1,406	2,813	1,849	1,338	1,407
Professional fees	3,489	2,567	1,968	2,304	1,472	1,020	1,036
Intangible asset amortization	1,526	1,525	1,513	1,843	1,292	1,195	1,194
Credit-related expenses	1,874	1,895	1,200	(1,029)	(371)	(1,331)	30
Merger expenses	2,379	465	4,167	18,016	37,470	3,054	2,594
Restructuring expenses	18,824	—	—	—	—	—	—
Impairment of income tax credit	3,095	—	—	—	—	—	—
Other	8,884	10,906	10,274	9,081	6,620	5,460	5,716
Total operating expenses	$119,539	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Organic Growth -				Organic Growth -
	Sep 30, 2017	June 30, 2017	Three Months Ended September 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	Twelve Months Ended September 30, 2017

Composition of Loans
Commercial loan portfolio:
Commercial	$3,319,965	$3,360,161	(1.2)%	$3,253,608	$3,217,300	$3,199,576	3.8%
Commercial real estate	4,315,978	4,324,323	(0.2)	4,097,771	3,973,140	3,733,377	15.6
Real estate construction	501,413	446,678	12.3	453,811	403,772	500,494	0.2
Subtotal - commercial loans	8,137,356	8,131,162	0.1	7,805,190	7,594,212	7,433,447	9.5
Consumer loan portfolio:
Residential mortgage	3,221,307	3,125,397	3.1	3,133,465	3,086,474	3,046,959	5.7
Consumer installment	1,615,983	1,553,967	4.0	1,481,057	1,433,884	1,335,707	21.0
Home equity	858,722	856,846	0.2	853,680	876,209	899,676	(4.6)
Subtotal - consumer loans	5,696,012	5,536,210	2.9	5,468,202	5,396,567	5,282,342	7.8
Total loans	$13,833,368	$13,667,372	1.2%	$13,273,392	$12,990,779	$12,715,789	8.8%

			Organic Growth -				Organic Growth -
	Sep 30, 2017	June 30, 2017	Three Months Ended September 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	Twelve Months Ended September 30, 2017
Composition of Deposits
Noninterest-bearing demand	$3,688,848	$3,626,592	1.7%	$3,399,287	$3,341,520	$3,264,934	13.0%
Savings	1,736,360	1,749,199	(0.7)	1,752,040	1,662,115	1,650,276	5.2
Interest-bearing demand	2,976,212	2,606,032	14.2	2,900,546	2,825,801	3,316,635	(10.3)
Money market accounts	2,289,852	2,235,412	2.4	2,161,645	2,033,319	1,692,656	35.3
Brokered deposits	132,806	123,728	7.3	156,367	226,429	474,902	(72.0)
Other time deposits	2,981,167	2,863,404	4.1	2,762,462	2,783,938	2,873,459	3.7
Total deposits	$13,805,245	$13,204,367	4.6%	$13,132,347	$12,873,122	$13,272,862	4.0%

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Additional Data - Intangibles
Goodwill	$1,134,568	$1,133,534	$1,133,534	$1,133,534	$1,137,166
Loan servicing rights	62,195	64,522	64,604	58,315	51,393
Core deposit intangibles (CDI)	35,747	37,235	38,723	40,211	35,618
Noncompete agreements	50	87	125	—	82

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Sep 30, 2017	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	March 31, 2016
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$15,648	$18,773	$16,717	$13,178	$13,742	$14,577	$19,264
Commercial real estate	25,150	19,723	20,828	19,877	19,914	21,325	25,859
Real estate construction	78	56	79	80	80	496	546
Residential mortgage	8,646	7,714	6,749	6,969	5,119	5,343	5,062
Consumer installment	875	757	755	879	378	285	360
Home equity	3,908	3,871	2,713	3,351	2,064	1,971	2,328
Total nonaccrual loans(1)	54,305	50,894	47,841	44,334	41,297	43,997	53,419
Other real estate and repossessed assets	10,605	14,582	16,395	17,187	20,730	8,440	9,248
Total nonperforming assets	$64,910	$65,476	$64,236	$61,521	$62,027	$52,437	$62,667
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$3,521	$58	$1,823	$11	$221	$3	$370
Commercial real estate	144	262	700	277	739	3	—
Real estate construction	—	—	—	—	1,439	—	—
Residential mortgage	—	—	—	—	375	407	423
Home equity	2,367	2,026	1,169	995	628	1,071	679
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$6,032	2,346	$3,692	$1,283	$3,402	$1,484	$1,472
(1) Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Nine Months Ended
								Sep 30, 2017	Sep 30, 2016
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$73,328	$78,268	$73,328
Provision for loan losses	4,921	6,229	4,050	6,272	4,103	3,000	1,500	15,200	8,603
Net loan (charge-offs) recoveries:
Commercial	(2,348)	(239)	(1,999)	(336)	(150)	(1,153)	(3,115)	(4,586)	(4,418)
Commercial real estate	(174)	(205)	730	(280)	(154)	(187)	(440)	351	(781)
Real estate construction	—	—	(9)	36	(31)	—	(11)	(9)	(42)
Residential mortgage	(44)	19	(567)	(236)	(304)	8	(172)	(592)	(468)
Consumer installment	(858)	(747)	(1,310)	(823)	(1,137)	(486)	(602)	(2,915)	(2,225)
Home equity	(113)	(34)	(389)	(140)	(58)	6	(170)	(536)	(222)
Net loan charge-offs	(3,537)	(1,206)	(3,544)	(1,779)	(1,834)	(1,812)	(4,510)	(8,287)	(8,156)
Allowance for loan losses - end of period	85,181	83,797	78,774	78,268	73,775	71,506	70,318	85,181	73,775
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—	—	—	—	—
Provision for loan losses	579	—	—	—	—	—	—	579	—
Allowance for loan losses - end of period	579	—	—	—	—	—	—	579	—
Total allowance for loan losses	$85,760	$83,797	$78,774	$78,268	$73,775	$71,506	$70,318	$85,760	$73,775
Net loan charge-offs as a percent of average loans (annualized)	0.10%	0.04%	0.11%	0.06%	0.08%	0.10%	0.25%	0.08%	0.13%

	Sep 30, 2017	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016
Originated loans	$9,156,096	$8,659,622	$7,959,769	$7,458,401	$6,755,931
Acquired loans	4,677,272	5,007,750	5,313,623	5,532,378	5,959,858
Total loans	$13,833,368	$13,667,372	$13,273,392	$12,990,779	$12,715,789

Allowance for loan losses (originated loan portfolio) as a percent of:
Total originated loans	0.93%	0.97%	0.99%	1.05%	1.09%
Nonperforming loans	156.9%	164.7%	177.7%	176.5%	178.6%
Credit mark as a percent of unpaid principal balance on acquired loans	2.7%	2.6%	2.8%	3.1%	3.0%

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Nine Months Ended
								Sep 30, 2017	Sep 30, 2016
Non-GAAP Operating Results
Net Income
Net income, as reported	$40,459	$52,014	$47,604	$47,168	$11,484	$25,775	$23,605	$140,077	$60,864
Merger and restructuring expenses	21,203	465	4,167	18,016	37,470	3,054	2,594	25,835	43,118
Gain on sales of branch offices	—	—	—	(7,391)	—	—	—	—	—
Loan servicing rights change in fair valuation	4,041	1,802	519	(6,348)	1,236	—	—	6,362	1,236
Significant items	25,244	2,267	4,686	4,277	38,706	3,054	2,594	32,197	44,354
Income tax benefit (1)	(8,835)	(793)	(1,640)	(1,496)	(12,785)	(1,069)	(908)	(11,268)	(14,762)
Significant items, net of tax	16,409	1,474	3,046	2,781	25,921	1,985	1,686	20,929	29,592
Net income, excluding significant items	$56,868	$53,488	$50,650	$49,949	$37,405	$27,760	$25,291	$161,006	$90,456
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.56	$0.73	$0.67	$0.66	$0.23	$0.67	$0.60	$1.95	$1.42
Effect of significant items, net of tax	0.23	0.02	0.04	0.04	0.52	0.05	0.05	0.29	0.69
Diluted earnings per share, excluding significant items	$0.79	$0.75	$0.71	$0.70	$0.75	$0.72	$0.65	$2.24	$2.11
Return on Average Assets
Return on average assets, as reported	0.86%	1.14%	1.09%	1.09%	0.37%	1.10%	1.02%	1.03%	0.79%
Effect of significant items, net of tax	0.35	0.03	0.07	0.07	0.85	0.09	0.07	0.15	0.38
Return on average assets, excluding significant items	1.21%	1.17%	1.16%	1.16%	1.22%	1.19%	1.09%	1.18%	1.17%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	6.1%	8.0%	7.4%	7.4%	2.9%	10.0%	9.3%	7.2%	6.7%
Effect of significant items, net of tax	2.5	0.2	0.4	0.4	6.7	0.7	0.6	1.0	3.3
Return on average shareholders' equity, excluding significant items	8.6%	8.2%	7.8%	7.8%	9.6%	10.7%	9.9%	8.2%	10.0%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,643,233	$2,606,517	$2,584,501	$2,564,943	$1,559,668	$1,033,014	$1,017,929	$2,611,630	$1,204,837
Average goodwill, CDI and noncompete agreements, net of tax	1,153,394	1,154,229	1,155,177	1,153,598	585,393	295,882	299,685	1,154,243	393,023
Average tangible shareholders' equity	$1,489,839	$1,452,288	$1,429,324	$1,411,345	$974,275	$737,132	$718,244	$1,457,387	$811,814
Return on average tangible shareholders' equity	10.9%	14.3%	13.3%	13.4%	4.7%	14.0%	13.1%	12.8%	10.0%
Effect of significant items, net of tax	4.4	0.4	0.9	0.8	10.7	1.1	1.0	1.9	4.9
Return on average tangible shareholders' equity, excluding significant items	15.3%	14.7%	14.2%	14.2%	15.4%	15.1%	14.1%	14.7%	14.9%
(1) Assumes merger and restructuring expenses and other significant items are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completed the merger transaction.

Chemical Financial Corporation Announces 2017 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	Nine Months Ended
								Sep 30, 2017	Sep 30, 2016
Efficiency Ratio
Net interest income	$143,628	$137,948	$130,097	$132,447	$96,809	$77,495	$74,330	$411,673	$248,634
Noninterest income	32,122	41,568	38,010	54,264	27,770	20,897	19,419	111,700	68,086
Total revenue - GAAP	175,750	179,516	168,107	186,711	124,579	98,392	93,749	523,373	316,720
Net interest income FTE adjustment	3,260	3,169	3,068	2,945	2,426	2,138	2,133	9,498	6,697
Loan servicing rights change in fair value (gains)losses	4,041	1,802	519	(6,348)	1,236	—	—	6,362	1,236
Gain on sales of branch offices	—	—	—	(7,391)	—	—	—	—	—
Gains from sale of investment securities and closed branch locations	(1)	(77)	(90)	(76)	(301)	(123)	(169)	(168)	(593)
Total revenue - Non-GAAP	$183,050	$184,410	$171,604	$175,841	$127,940	$100,407	$95,713	$539,065	$324,060
Operating expenses - GAAP	$119,539	$98,237	$104,196	$114,302	$106,144	$59,085	$58,887	$321,972	$224,116
Merger and restructuring expenses	(21,203)	(465)	(4,167)	(18,016)	(37,470)	(3,054)	(2,594)	(25,835)	(43,118)
Impairment of income tax credits	(3,095)	—	—	—	—	—	—	(3,095)	—
Operating expense, core - Non-GAAP	95,241	97,772	100,029	96,286	68,674	56,031	56,293	293,042	180,998
Amortization of intangibles	(1,526)	(1,525)	(1,513)	(1,843)	(1,292)	(1,195)	(1,194)	(4,564)	(3,681)
Operating expenses, efficiency ratio - Non-GAAP	$93,715	$96,247	$98,516	$94,443	$67,382	$54,836	$55,099	$288,478	$177,317
Efficiency ratio - GAAP	68.0%	54.7%	62.0%	61.2%	85.2%	60.1%	62.8%	61.5%	70.8%
Efficiency ratio - adjusted Non-GAAP	51.2%	52.2%	57.4%	53.7%	52.7%	54.6%	57.6%	53.5%	54.7%

	Sep 30, 2017	June 30, 2017	March 31, 2017	Dec 31, 2016	Sep 30, 2016	June 30, 2016	March 31, 2016
Tangible Book Value
Shareholders' equity, as reported	$2,673,089	$2,639,442	$2,600,051	$2,581,526	$2,563,666	$1,050,299	$1,032,291
Goodwill, CDI and noncompete agreements, net of tax	(1,153,576)	(1,153,595)	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible shareholders' equity	$1,519,513	$1,485,847	$1,445,136	$1,425,909	$1,409,545	$753,255	$734,470
Common shares outstanding	71,152	71,131	71,118	70,599	70,497	38,267	38,248
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$37.57	$37.11	$36.56	$36.57	$36.37	$27.45	$26.99
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$21.36	$20.89	$20.32	$20.20	$19.99	$19.68	$19.20

Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$19,354,308	$18,781,405	$17,636,973	$17,355,179	$17,383,637	$9,514,172	$9,303,632
Goodwill, CDI and noncompete agreements, net of tax	(1,153,576)	(1,153,595)	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible assets	$18,200,732	$17,627,810	$16,482,058	$16,199,562	$16,229,516	$9,217,128	$9,005,811
Shareholders' equity to total assets	13.8%	14.1%	14.7%	14.9%	14.7%	11.0%	11.1%
Tangible shareholders' equity to tangible assets	8.3%	8.4%	8.8%	8.8%	8.7%	8.2%	8.2%